FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 561-682-8947 E: Kenneth.Najour@AltisourceAMC.com

ALTISOURCE RESIDENTIAL CORPORATION ANNOUNCES DATE FOR ANNUAL
SHAREHOLDERS MEETING

FREDERIKSTED, U.S. Virgin Islands, March 19, 2013 (GLOBE NEWSWIRE) -- Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) announced today that its Annual Meeting of Stockholders will be held at 9:00 a.m. Atlantic Standard Time on Wednesday, May 22, 2013 at the offices of Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. Stockholders of record as of March 28, 2013 will be entitled to vote in person or by proxy at the meeting.

About Altisource Residential Corporation

Residential is engaged in the acquisition and ownership of single-family rental assets. Its primary sourcing strategy is to acquire these assets by purchasing sub-performing and non-performing mortgage loans. Additional information is available at www.altisourceresi.com.